Exhibit 99.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER OR

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Sun Bancorp, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and Exchange Commission (the “Report”), I, Wilmer D. Leinbach, Executive Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Wilmer D. Leinbach
Exec. VP & Chief Financial Officer

Date: August 14, 2002